EXHIBIT 10.13

FIRST AMENDMENT

TO THE

RIVERVIEW NATIONAL BANK

EXECUTIVE DEFERRED COMPENSATION AGREEMENT

DATED JUNE 30, 2010

FOR

KIRK FOX

THIS FIRST AMENDMENT is entered into this 30th day of August, 2011, by and between RIVERVIEW NATIONAL BANK, a nationally chartered commercial bank located in Marysville, Pennsylvania (the “Bank”), and KIRK FOX (the “Executive”).

The Bank and the Executive executed the Executive Deferred Compensation Agreement effective as of June 30th, 2010 (the Agreement) and

Pursuant to Article 3, the undersigned hereby amend the Agreement for the purpose of changing the crediting rate earned before distribution.  Therefore, the following changes shall be made:

Section 3.1(b)(i) of the Agreement shall be deleted in its entirety and replaced by the following:

3.1(b)(i)                  The interest rate will be declared annually by the Board of Directors.  For plan year 2010, the declared rate is 5.49% (30-year A-rated corporate bond index for December 31, 2009).  The declared interest rate for plan year 2011 is 8.00%.  For plan years 2012 and beyond, the interest rate will be determined by the Board of Directors annually.  Interest shall be credited on the last day of each month and immediately prior to the distribution of any benefits, but only until commencement of benefit distributions under this agreement.

IN WITNESS OF THE ABOVE, the Bank and the Executive hereby consent to this First Amendment.

Executive:	Bank:

RIVERVIEW NATIONAL BANK

/s/ Kirk Fox	By:	/s/ Robert M. Garst
KIRK FOX	Title:	CEO